UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2005

GuruNet Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park
Building 98
Jerusalem, Israel 91481
(Address of Principal Executive Offices)

+972-2-649-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 10, 2005, GuruNet Corporation announced its financial results for the quarter ended March 31, 2005. A copy of the script from the conference call announcing the results was attached as Exhibit 99.1 to GuruNet’s current report on Form 8-K (File No. 001-32255) dated May 10, 2005.

This amendment corrects an error contained in the text of the script. On page 11 of the script, the text of Robert S. Rosenschein’s remarks read as follows:

“I am pleased to share with you that May average daily ad revenue has shown over a 20% increase over March average daily ad revenue.”

Mr. Rosenchien’s remarks should read as follows:

“I am pleased to share with you that May average daily ad revenue has shown over a 20% increase over April average daily ad revenue.”

Except for the foregoing, no attempt has been made in this Form 8-K/A to modify or update other disclosures as presented in the original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GURUNET CORPORATION

By:	/s/ Steven Steinberg
Chief Financial Officer

Dated: May 12, 2005